Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

GEOSPACE TECHNOLOGIES CORPORATION

(a Texas Corporation)

ARTICLE I

OFFICES

1.1 The Corporation shall at all times maintain a registered office in the State of Texas.

1.2 The Corporation may also have offices at such other places within or outside of the State of Texas as the Board of Directors shall from time to time appoint or the business of the Corporation require.

ARTICLE II

CAPITAL STOCK

2.1 The Board of Directors may authorize the issuance of the capital stock of the Corporation at such times, for such consideration, and on such terms and conditions as the Board may deem advisable, subject to any restrictions and provisions of law, the Certificate of Formation, as amended and restated from time to time (the “Certificate of Formation”), of the Corporation or any other provisions of these Bylaws.

2.2 The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The certificates shall otherwise be in such form as may be determined by the Board of Directors, shall be issued in numerical order, shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

2.3 The shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender, in the case of certificated shares, of the certificates therefor properly endorsed for transfer, or otherwise properly assigned, and upon the presentation of such evidences of ownership of the shares and validity of the assignment as the Corporation may require.

2.4 The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, or otherwise, and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by the laws of the State of Texas, including the Texas Business Organizations Code, as the same exists or may hereafter be amended (the “TBOC”).

2.5 The Board of Directors may appoint one or more transfer agents and registrars, and may require certificates for shares to bear the signature of such transfer agent(s) and registrar(s).

2.6 Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board of Directors may direct the issuance of a new certificate or uncertificated shares in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of a new certificate or uncertificated shares any or all of the following: (a) additional evidence of the loss, destruction or mutilation claimed; (b) advertisement of the loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such surety (or without surety) as the Board of Directors may direct or approve; and (d) the order or approval of a court.

ARTICLE III

SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

3.1 All meetings of shareholders shall be held at such place within or outside of the State of Texas as shall be fixed by the Board of Directors and stated in the notice of meeting.

3.2 The annual meeting of shareholders of the Corporation shall be held on such date and at such time as is fixed by the Board of Directors and stated in the notice of meeting. Directors shall be elected in accordance with the provisions of the Certificate of Formation of the Corporation and these Bylaws and such other business shall be transacted as may properly come before the meeting.

3.3 The annual meeting of shareholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

3.4 At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Corporation pursuant to Section 3.14(a) hereof.

3.5 A special meeting of shareholders may be called by the President, the Chief Executive Officer, the Chairman of the Board, the Board of Directors, or the holders of a percentage of shares entitled to vote at such special meeting specified in the Certificate of Formation. The record date for determining which shareholders of the Corporation are entitled to call a special meeting shall be the date upon which the Board of Directors determines, in good faith after reasonable investigation, that shareholders holding at least 50% (or such other threshold specified in the Certificate of Formation) of the outstanding shares entitled to vote at such a meeting have called a special meeting. Thereafter, such shareholders may deliver notice of such special meeting not later than 10 nor more than 60 days before the date of such special meeting set by such shareholders to the remaining shareholders entitled to vote at such special meeting. The notice of every special meeting of shareholders shall state the purpose for which it is called. At any special meeting of shareholders, only such business shall be conducted as shall be provided for in the notice to shareholders of the special meeting. Any special meeting of shareholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and from place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder entitled to vote in such election may nominate a person or persons for election by following the procedure set forth in Section 3.14(b) hereof.

3.6 Except as provided by TBOC § 21.456, written notice (which may include notice by electronic transmission) stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) and nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting.

3.7 The Board of Directors may fix in advance a date not more than 60 nor less than 10 days preceding the date of any meeting of shareholders, or the date for any payment of dividends, or the date for allotment of rights, or the date when any reclassification or change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to vote at any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such reclassification, change, conversion or exchange of capital stock, and in such cases only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to participate in the effect of any such transaction, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. This Bylaw shall in no way affect the rights of a shareholder and his transferee or transferor as between themselves.

3.8 The holders of a majority of the outstanding shares of stock of the Corporation having voting power with respect to a subject matter (excluding shares held by the Corporation for its own account) present or represented by proxy shall constitute a quorum at the meeting of shareholders for the transaction of business with respect to such subject matter; provided, that in the case of a special meeting called by shareholders, the holders of two-thirds of the outstanding shares of the Corporation having voting power with respect to a subject, represented in person or by proxy, shall be required for a quorum. In the absence of a quorum with respect to a particular subject matter, the shareholders present or represented by proxy shall have power by the affirmative role of a majority in voting power thereof to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present with respect to that subject matter. If the adjournment is for more than twenty (20) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting ten (10) days before the date of such shareholder meeting. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

3.9 (a) When a quorum is present or represented at any meeting of shareholders, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders in all matters, unless the matter is one upon which, by express provision of the TBOC, of the Certificate of Formation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of that matter.

(b) Each nominee for director shall be elected to the Board by the affirmative vote of a majority of the votes cast with respect to that nominee’s election by the shares present in person or represented by proxy and entitled to vote on the election of directors at the meeting of shareholders at which directors are to be elected and for which the number of nominees for election of directors at such meeting equals the number of directors to be elected (an “Uncontested Election”). For the purpose of an Uncontested Election, a majority of votes cast means that the number of votes “for” a nominee’s election must exceed 50% of the votes cast with respect to that nominee’s election. Votes “against” a nominee’s election will count as votes cast, but “abstentions” and “broker non-votes” will not count as votes cast with respect to that nominee’s election. In order for any person to become a member of the Board, such person must agree to submit upon appointment or first election to the Board an irrevocable resignation, which resignation shall provide that it shall become effective (contingent upon acceptance of the resignation by the Board), in the event of a shareholder vote in an Uncontested Election in which that person does not receive a majority of the votes cast with respect to that person’s election as a director, at the earlier of (i) the selection of a replacement director by the Board, (ii) 180 days after certification of such shareholder vote, or (iii) acceptance by the Board. Any vacancy on the Board occurring from the resignation of a director may be filled by the Board in accordance with Section 4.3 of these Bylaws.

(c) If the number of nominees for director at a meeting of shareholders exceeds the number of directors to be elected at such meeting, directors shall be elected by a plurality of the affirmative votes cast by the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors at such meeting.

3.10 Every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder (which for purposes of this paragraph may include a signature and form of proxy pursuant to a facsimile or telegraphic form of proxy or any other instruments acceptable to the Judge of Election), bearing a date not more than eleven months prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

3.11 Unless otherwise provided by the Certificate of Formation or by the TBOC, each shareholder of the Corporation shall, at every meeting of shareholders, be entitled to one vote in person or by proxy for each share of capital stock of the Corporation registered in his name.

3.12 The order of business and all other matters of procedure at every meeting of the shareholders may be determined by the presiding officer of the meeting, who shall be the Chairman of the Board, or in his absence the Chief Executive Officer, or in the absence of both of them such other officer of the Corporation as designated by the Board. The presiding officer of the meeting shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder and to declare any business not properly brought before the meeting to be out of order.

3.13 The Board shall appoint one or more Judges of Election to serve at every meeting of the shareholders.

3.14 Advance Notice of Shareholder Business and Director Nominations.

(a) Annual Meetings of Shareholders.

(i) At an annual meeting of shareholders, only such business, which term includes nominations of persons for election to the Board of Directors, shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Corporation pursuant to this Section 3.14. Nominations of persons for election to the Board of Directors and other proposals of business to be considered by the shareholders may be made at an annual meeting of shareholders by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 3.14 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting, and who complies with the notice and other procedures set forth in this Section 3.14.

(ii) For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business must constitute a proper matter for shareholder action under the TBOC. To be timely, a shareholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the Secretary (whether pursuant to this Section 3.14(a)(ii) or Section 3.14(b)) must set forth:

(A) as to each person, if any, whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”),(ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K promulgated under the Exchange Act if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

(B) if the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the reasons for conducting such business at the annual meeting, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iv) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (v) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

(C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

a. the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates, associates or others acting in concert therewith,

b. the following information:

i. the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and of their respective affiliates, associates or others acting in concert therewith,

ii. any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including where the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in shares of the underlying class or series of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or of any affiliates, associates or others acting in concert therewith,

iii. any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such beneficial owner has a right to vote any shares of any class or series of shares of the Corporation,

iv. any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder or such beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any shares of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner with respect to any shares of any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any shares of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”),

v. any rights to dividends on the shares of the Corporation owned by such shareholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation,

vi. any proportionate interest in shares of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, and

vii. any performance-related fees (other than an asset-based fee) that such shareholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household,

c. any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

d. a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and

e. a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

The Corporation may require any proposed nominee to furnish such other information (including by means of questionnaires or by other means) as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including with respect to qualifications established by any committee of the Board; (ii) to determine whether such nominee qualifies as an “independent director”, “non-employee director”, “outside director”, or “audit committee financial expert” (or in each case, any similar term) under applicable law, securities exchange rule or regulation, institutional shareholder advisory firm guidelines, institutional investor advisory firm guidelines, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation; and (iii) that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

(iii) Notwithstanding anything in Section 3.14(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 3.14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Shareholders. At any special meeting of shareholders, only such business shall be conducted as shall be provided for in the notice to shareholders of the special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice to shareholders of the special meeting (1) by or at the direction of the Board of Directors or any duly authorized committee thereof or (2) provided that the Board of Directors or any duly authorized committee thereof has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 3.14 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 3.14. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations before a special meeting of shareholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and set forth in the Corporation’s notice of meeting). Subject to Section 3.14(d)(iii), in the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s resolutions or notice of meeting, if the shareholder’s notice in the same form as required by Section 3.14(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c) Further Information. To be timely, a shareholder’s notice (whether made pursuant to Section 3.14(a)(ii) or Section 3.14(b)) shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(d) General.

(i) Subject to Section 4.2, only such persons who are nominated in accordance with the procedures set forth in this Section 3.14 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.14. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.14 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 3.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.14, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.14, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(ii) For purposes of this Section 3.14, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(iii) Nothing in this Section 3.14 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

ARTICLE IV

DIRECTORS AND MEETINGS OF DIRECTORS

4.1 The business of the Corporation shall be managed by a Board of Directors (herein the “Board of Directors” or the “Board”) who shall exercise all the powers of the Corporation not reserved to or conferred on the shareholders by statute, the Certificate of Formation or the Bylaws of the Corporation.

4.2 Except as otherwise fixed pursuant to the provisions of the Certificate of Formation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be as fixed from time to time by resolution of the Board adopted by the affirmative vote of at least two-thirds of the directors then in office, provided the number shall be not less than the minimum or more than the maximum number permitted by the Certificate of Formation, provided further that if no such minimum or maximum number is stated in the Certificate of Formation the number shall not be less than three nor more than twelve.

4.3 The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The term of office of each director shall expire at the third annual meeting after election of the class to which he belongs. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly-created directorships resulting from an increase in the number of directors, shall be filled by the vote of a majority of the directors then in office, whether or not a quorum. Each director chosen to fill a newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders or may be filled by the Board for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

4.4 Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only by following the procedure set forth in Section 3.14 hereof.

4.5 Any director may be removed from office as a director at any time, but only for cause (as set forth herein), by the affirmative vote of shareholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors at a meeting of the shareholders called for that purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if during a director’s term as a director of the Corporation:

(a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;

(b) such director has been adjudicated by a court of competent jurisdiction to be liable for gross negligence, recklessness or misconduct in the performance of his or her duty to the Corporation in a manner of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal; or

(c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability as a director of the Corporation, and such adjudication is no longer subject to direct appeal.

4.6 Regular meetings of the Board of Directors shall be held at such times and at such place or places as the directors shall, from time to time, determine at a prior meeting. Special meetings of the Board may be called by the Chairman of the Board or President of the Corporation and shall be called by either of said individuals upon the written request of any two directors. Special meetings shall be held at the office of the Corporation or at such place as is stated in the notice of the meeting. No notice shall be required for regular meetings of the Board. Notices of special meetings shall be given by mail at least five days before the meeting or by telephone, or electronic transmission in a form specified by each director at least 24 hours before the meeting. Notices may be waived. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notices need not include any statement of the purpose of the meeting.

4.7 When all of the directors shall be present at any meeting, however called or notified, they may act upon any business that might lawfully be transacted at regular meetings of the Board, or at special meetings duly called, and action taken at such meetings shall be as valid and binding as if legally called and notified. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment to the full extent and with the same effect as authorized and permitted by Texas law.

4.8 One-third of the total number of the members of the Board of Directors (but in no event less than three directors) shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum present shall be the acts of the Board; provided, however, that the directors may act in such other manner, with or without a meeting, as may be permitted by the laws of the State of Texas and provided further, that if all of the directors shall consent in writing to any action taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board.

4.9 Directors shall receive such compensation and reimbursement for expenses for attendance at meetings of the Board or of committees thereof and such other compensation as shall be fixed by a majority of the entire Board.

ARTICLE V

COMMITTEES OF DIRECTORS

5.1 The Board of Directors shall establish an Audit Committee and a Compensation Committee, and may establish an Executive Committee, a Nominating and Governance Committee and such other committees as may be established by resolution of a majority of the whole Board. Each of such committees shall consist of one or more members of the Board. Members of committees of the Board of Directors shall be elected annually by vote of a majority of the Board. The Chief Executive Officer shall be an ex-officio nonvoting member of each committee (except the Audit and Compensation Committees) of which he is not elected as an official voting member. With respect to any committee (including the Audit and Compensation Committees) of which the Chief Executive Officer is not an official voting member, the Chief Executive Officer shall be given notice of all committee meetings at the same time notice is given to committee members, and the Chief Executive Officer shall be afforded the opportunity to speak at the committee meeting. Presence of a majority of the committee members (not counting any ex-officio nonvoting members) shall constitute a quorum. Committees may act by majority vote of the voting members present at a meeting. Each of such committees shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in these Bylaws or by resolution of the Board of Directors. Each of such committees may authorize the seal of the Corporation to be affixed to any document or instrument. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of committees may be called by any member of a committee by written notice or notice by electronic transmission in a form specified by each director to all members of the committee and the Chief Executive Officer and shall be held at such time and place as shall be stated in the notice of meeting. Any member of a committee may participate in any meeting by means of conference telephone or similar communications equipment. In the absence or disqualification of a member of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum may, if deemed advisable, unanimously appoint another member of the Board to act at the meeting in the place of the disqualified or absent member. Each committee may fix such other rules and procedures governing conduct of meetings as it shall deem appropriate.

5.2 The Executive Committee of the Board of Directors, if one is established, shall consist of not less than three directors. The Executive Committee shall have and exercise the authority of the Board of Directors between meetings of the Board, subject to such limitations and restrictions required by Texas law or as the Board may impose in a resolution duly adopted by the Board.

5.3 The Audit Committee shall consist of not less than two members of the Board of Directors, none of whom shall be employees of the Corporation. The Audit Committee shall be responsible for recommending to the entire Board engagement and discharge of independent auditors of the financial statements of the Corporation, shall review the professional service provided by independent auditors, shall review the independence of independent auditors, shall review with the auditors the plan and results of the auditing engagement, shall consider the range of audit and non-audit fees, shall review the adequacy of the Corporation’s system of internal accounting controls, shall review the results of procedures for internal auditing and shall consult with the internal auditor of the Corporation with respect to all aspects of the Corporation’s internal auditing program. In addition, the Audit Committee shall direct and supervise special investigations as deemed necessary by the Audit Committee.

5.4 The Compensation Committee shall consist of not less than two members of the Board of Directors, none of whom shall be employees of the Corporation. The Compensation Committee shall recommend to the Board the compensation to be paid to officers and key employees of the Corporation and the compensation of members of the Board of Directors. Except as otherwise provided in any specific plan adopted by the Board, the Compensation Committee shall be responsible for administration of executive incentive compensation plans, stock option plans and other forms of direct or indirect compensation of officers and key employees, and each member of the Compensation Committee shall have the power and authority to execute and bind the Company to such documents, agreements and instruments related to such plans and compensation as are approved by the Compensation Committee. In the alternative, the Compensation Committee may authorize any officer of the Company to execute such documents, agreements and instruments on behalf of the Company. In addition, the Compensation Committee shall review levels of pension benefits and insurance programs for officers and key employees.

5.5 The Nominating and Corporate Governance Committee, if one is established, shall recommend to the Board nominees for election as directors. The Nominating and Corporate Governance Committee shall consider performance of incumbent directors and shall recommend to the Board whether an incumbent director whose term expires shall be nominated for reelection, develop and make recommendations with respect to the best corporate governance principles of the Corporation, and oversee the evaluation of the Board and management.

5.6 Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of such committee.

ARTICLE VI

OFFICERS

6.1 The Board of Directors shall elect a President and a Secretary, and may elect a Chairman of the Board, a Treasurer, one or more vice presidents, including an Executive Vice President and Chief Financial Officer, a General Counsel, a Controller, one or more assistant secretaries and assistant treasurers, and such other officers as the Board of Directors shall deem appropriate. The Chairman of the Board shall be a director of the Corporation. Other officers need not be directors.

6.2 Officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer, agent or employee may be removed at any time, with or without cause, by the Board but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Vacancy occurring in any office or position at any time may be filled by the Board. All officers, agents and employees of the Corporation shall respectively have such authority and perform such duties in the conduct and management of the Corporation as may be delegated by the Board of Directors or by these Bylaws.

6.3 Officers shall receive such compensation as may from time to time be determined by the Board of Directors. Agents and employees shall receive such compensation as may from time to time be determined by the Chief Executive Officer.

6.4 The Chairman of the Board, if one is elected, may preside, or may direct that the President so preside, at all meetings of the shareholders and at all meetings of the directors. In the absence of the Chairman of the Board, or if no Chairman of the Board is elected, the President shall so preside.

6.5 The President shall be the Chief Executive Officer of the Corporation, supervising and directing the operations of the business of the Corporation in accordance with the policies determined by the Board of Directors.

6.6 A Vice President, if one is elected, in the absence or incapacity of the President, shall perform the duties of the President. If there be more than one Vice President, the Board of Directors shall designate the Vice President who is to perform the duties of the President in the event of his absence or incapacity. Each Vice President shall have such other duties and authority as shall be assigned by the Chief Executive Officer or may be delegated by the Board of Directors. The Executive Vice President and Chief Financial Officer, if one is elected, shall be responsible for and direct, either directly or indirectly through any Treasurer, Controller or Director of Data Processing of the Corporation, all treasury, accounting, cost and budgeting, and data collection functions. He will report directly to the President with a report and policy relationship to the Chairman of the Board and the Board of Directors.

6.7 The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and shall record all votes and minutes from all proceedings in a book to be kept for that purpose. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary; provided, however, that the affixing of the seal of the Corporation to any document or instrument specifically shall not be required in order for such document or instrument to be binding on or the official act of the Corporation, and the signature of any authorized officer, without the seal of the Corporation, shall be sufficient for such purposes. The Secretary shall perform such other duties and have such other authorities as are delegated to such person by the Board of Directors.

6.8 The Treasurer, if one is elected, shall be responsible for the care and custody of all funds and other financial assets, taxes, corporate debt, order entry and sales invoicing including credit memos, credit and collection of accounts receivable, cash receipts, and the banking and insurance functions of the Corporation. Such person shall report directly to and perform such other duties as shall be assigned by the Executive Vice President and Chief Financial Officer, if one is elected, or otherwise the President.

6.9 The Controller, if one is elected, shall be responsible for the installation and supervision of all general accounting records of the Corporation, preparation of financial statements and the annual and operating budgets and profit plans, continuous audit of accounts and records of the Corporation, preparation and interpretation of statistical records and reports, taking and costing of all physical inventories and administering the inventory levels, supervision of accounts payable and cash disbursements function and hourly and salary payrolls. Such person shall report directly to and perform such other functions as shall be assigned him by the Executive Vice President and Chief Financial Officer, if one is elected, or otherwise the President.

ARTICLE VII

BANKING, CHECKS AND OTHER INSTRUMENTS

7.1 The Board of Directors shall by resolution designate the bank or banks in which the funds of the Corporation shall be deposited, and such funds shall be deposited in the name of the Corporation and shall be subject to checks drawn as authorized by resolution of the Board of Directors.

7.2 The Board of Directors may in any instance designate the officers and agents who shall have authority to execute any contract, conveyance, or other instrument on behalf of the Corporation; or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officer or agents, the Chairman of the Board, if designated as the Chief Executive Officer of the Corporation, President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may execute the same in the name and on behalf of the Corporation and may affix the corporate seal thereto; provided, however, that the affixing of the seal of the Corporation to any document or instrument specifically shall not be required in order for such document or instrument to be binding on or the official act of the Corporation, and the signature of any authorized officer, without the seal of the Corporation, shall be sufficient for such purposes.

ARTICLE VIII

FISCAL YEAR

8.1 The fiscal year of the Corporation shall begin on the first day of October and end on the thirtieth day of September.

ARTICLE IX

BOOKS AND RECORDS

9.1 The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation’s business and affairs and such stock ledgers and lists of shareholders as the Board of Directors shall deem advisable and as shall be required by the laws of the State of Texas or other states or jurisdictions empowered to impose such requirements.

ARTICLE X

INDEMNIFICATION

10.1 Each director or officer of the Corporation or a subsidiary of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBOC, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right in consideration of a director’s service to the Corporation and may be relied upon by a director as consideration for such director’s service, and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the TBOC requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the applicable provisions of the TBOC. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation or a subsidiary of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

10.2 The indemnification and advancement of expenses provided in this Article X, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders, vote of disinterested directors, insurance arrangement or otherwise, both as to action in his or her official capacity and as to action in another capacity.

ARTICLE XI

AMENDMENTS

11.1 Except as otherwise provided in the Certificate of Formation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular meeting of the shareholders or Board of Directors; or at any special meeting of the shareholders or Board of Directors; provided that notice of such proposed making, alteration or repeal be included in the notice of such special meeting. The Board of Directors may take such action by the vote of two-thirds of those Directors present and voting at a meeting where a quorum is present. Subject to applicable provisions of the Certificate of Formation, the shareholders may make new Bylaws, or adopt, alter, amend, or repeal Bylaws adopted by either the shareholders or the Board of Directors by the affirmative vote of the holders of not less than two-thirds of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.

Adopted: August 8, 2019